Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Teton Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	84-1482290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

410 Seventeenth Street, Suite 1850

Denver, CO 80202

(303) 565-4600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Karl F. Arleth

President and Chief Executive Officer

Teton Energy Corporation

410 Seventeenth Street, Suite 1850

Denver, CO 80202

(303) 565-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Danovitch, Esq.

Peter J. Gennuso, Esq.

Gersten Savage LLP

600 Lexington Avenue, 9th Floor

New York, New York 10022

(212) 752-9700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)(4)(5)	Proposed maximum aggregate offering price (2)(3)(4)	Amount of registration fee (4)
Common Stock, par value $0.001 per share, and Associated Rights to Purchase Series C Junior Participating Preferred Stock(6)
Warrants to Purchase Common Stock
Total(7)	$50,000,000	100%	$50,000,000	$5,350

(1)     These offered securities may be sold separately, together or as units with other offered securities.

(2)     Such indeterminate number or amount of common stock and warrants of Teton Energy Corporation as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $50,000,000.

(3)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.

(4)     Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold will not exceed $50,000,000 (see Note 2 above).

(5)     The proposed maximum offering price per security registered hereby will be determined by us in connection with the issuance of the securities.

(6)     Each share of common stock is accompanied by a Series C Junior Participating Preferred Stock purchase right that trades with the share of common stock. The value attributed to those rights, if any, is reflected in the market price of the common stock. Prior to the occurrence of certain events, none of which has occurred at this date, the rights will not be exercisable or evidenced separately from the common stock.

(7)     This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered and pursuant to Rule 416(a) under the Securities Act, such indeterminable number of shares as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

See “Risk Factors” on page 6 for information about factors you should consider before buying our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 15, 2006

PRELIMINARY PROSPECTUS

$50,000,000

TETON ENERGY CORPORATION

Common Stock

Warrants to Purchase Common Stock

This prospectus relates to up to $50,000,000 of our securities that Teton Energy Corporation (together with its subsidiaries, “Teton,” “we,” “us,” or the “Company”) may offer and sell from time to time in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities.

The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired. We may structure business acquisitions in a variety of ways, including acquiring stock, other equity interests or assets of the acquired business or merging the acquired business with us or one of our subsidiaries. We do not expect to receive any cash proceeds from the sale of securities issued pursuant to this prospectus. We may be required to provide further information by means of a post-effective amendment to the registration statement of which this prospectus is a part or a supplement to this prospectus once we know the actual information concerning a specific acquisition.

We will pay all of the expenses of this offering. We will not pay any underwriting discounts or commissions in connection with issuing securities in acquisitions, although we may pay finder’s or investment banking fees in specific acquisitions. Any person receiving a finder’s or investment banking fee may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended.

The persons who receive securities pursuant to this prospectus, including shares issued upon the exercise of warrants, also may offer and resell from time to time those securities pursuant to this prospectus, subject to certain conditions. We have not authorized any person to use this prospectus in connection with resales of securities without our prior consent.

Our common stock is listed on the American Stock Exchange under the symbol “TEC.” The closing sale price of our common stock, as reported on the American Stock Exchange on March 13, 2006 was $6.79.

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Investing in our common stock involves a high degree of risk. See “Risk Factors,” beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The date of this prospectus is March    , 2006

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN GET MORE INFORMATION
TETON ENERGY CORPORATION
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF OUR CAPITAL STOCK
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-4 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf process, we or holders of our securities may, over time, sell an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or holders of our securities may offer pursuant to this prospectus. Each time we or holders of our securities sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any accompanying prospectus supplement or in any document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Company,” “we,” “us” or “our” are to Teton Energy Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings (File No. 1-31679) are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at
1-800-SEC-0330 for more information about the operation of the public reference rooms.

Our common stock is listed on the American Stock Exchange under the symbol “TEC.” Our reports, proxy statements and other information also may be read and copied at the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information deemed to have been furnished to, and not filed in accordance with, SEC rules) until we sell all of the securities or until we terminate this offering:

•                  Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 10, 2006;

•                  The description of our common stock set forth in our registration statement on Form S-8 (Registration No.: 333-112229, and any subsequent amendment or report filed for the purpose of updating this description.

•                  The description of our common stock set forth in our registration statement on Form S-3 (Registration No.: 333-129038, and any subsequent amendment or report filed for the purpose of updating this description.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Teton Energy Corporation

410 Seventeenth Street, Suite 1850

Denver, Colorado 80202-4444

Attn: Ms. Gillian Kane

(303) 565-4600

Teton Energy Corporation

Background

Teton Energy Corporation (the “Company”, “we” or “us”) was formed in November 1996 and is incorporated in the State of Delaware. We are an independent energy company engaged primarily in the development, production and marketing of natural gas and oil in North America.  Our strategy is to increase shareholder value by growing reserves and production, primarily through acquiring under-valued properties with reasonable risk-reward potential and by participating in or actively conducting drilling operations in order to exploit our properties.  We seek high-quality exploration and development projects with potential for providing long-term drilling inventories that generate high returns.

The Company’s current operations are focused in two basins in the Rocky Mountain region of the United States.  From its inception until 2004, the Company was engaged primarily in oil and gas exploration, development, and production in Western Siberia, Russia.  In July 2004, the Company’s shareholders voted to sell its Russian operations to the Company’s Russian partner. The gross proceeds received by the Company totaled $15,000,000.

Since July 2004, the Company has actively pursued opportunities primarily in North America in order (1) to redeploy the cash generated in the sale of its Russian operations and (2) to continue the Company’s growth. During the first six months of 2005, we acquired a 100% working interest in over 182,000 of undeveloped acreage in the eastern Denver-Julesburg Basin (the “DJ Basin”) located in Nebraska near the Nebraska-Colorado border. The properties carry a net revenue interest of approximately 81.0%.

In February 2005, the Company acquired 25% of the membership interests in Piceance Gas Resources, LLC, a Colorado limited liability company (“Piceance LLC”). Piceance LLC owns certain oil and gas rights and leasehold assets covering 6,314 acres in the Piceance Basin in western Colorado. The properties owned by Piceance LLC carry a net revenue interest of 78.75%.

Recent Events

On January 27, 2006, the Company closed an acreage earning agreement (the “Acreage Agreement”) with Noble Energy, Inc. (“Noble”). If the terms of the Acreage Agreement are fulfilled, Noble will earn an undivided 75% working interest in our DJ Basin acreage. Under the terms of the Acreage Agreement, Noble will earn the 75% working interest in the DJ Basin project by (1) the payment of $3 million; and (2) the drilling and completion of 20 wells on or before March 1, 2007, with a minimum of 10 wells to be drilled and completed by December 31, 2006. In the event Noble fails to complete the minimum wells called for by each of these milestones, its right to drill additional oil and gas wells will terminate; however, Noble will retain an interest in the wells drilled, but without the right to drill additional wells on the portion of the drilled lease so assigned.

On February 28, 2006, Orion Energy Partners, L.P., the holder of 50% of the membership interests in Piceance LLC and Piceance LLC’s contract operator sold its interest to Berry Petroleum Company (“Berry”) for an announced price of $159,000,000. Berry also announced February 28, 2006, that it was increasing its 2006 capital budget by $48,000,000 to develop the Piceance LLC acreage during 2006.

Business Strategy

The Company’s objective is to generate growth and high returns for our shareholders by expanding our natural gas and oil reserves, production, and revenues through a strategy that includes the following key elements:

Pursue Attractive Reserve and Leasehold Acquisitions. To date, acquisitions have been critical in establishing our asset base. We believe that we are well positioned, given our initial success in identifying and quickly closing on attractive opportunities in the Piceance and DJ Basins, to effect opportunistic acquisitions that can provide upside potential, including long-term drilling inventories and undeveloped leasehold positions with attractive return characteristics. Our focus is to acquire assets that provide the opportunity for developmental drilling and/or the drilling of extensional step out wells, which we believe provide us with significant upside potential while not exposing us to the risks associated with drilling new field wildcat wells in frontier basins.

Pursuit of Selective Complementary Acquisitions.  We seek to acquire long-lived producing properties with a high degree of operating control, or oil and gas entities that are known to be competent in the area, that offer opportunities profitably to increase our natural gas and crude oil reserves.

Drive Growth Through Drilling. We plan to supplement our long-term reserve and production growth through drilling operations. In 2005, we participated in drilling 10 gross wells on our Piceance Basin acreage, of which we have a 25% interest, and our current plans are to participate in drilling an additional 20 gross wells on Piceance acreage and 10 gross wells on our DJ Basin acreage in 2006.

Maximize Operational Control. To date, we do not own any assets for which we are the operator. It is strategically important to our future growth and maturation as an independent exploration and production company to be able to serve as operator of our properties when possible, as that will enable us to exert greater control over the costs, timing, and manner of our exploration, development and production activities.

Operate Efficiently, Effectively, and Maximize Economies of Scale Where Practical. We expect that our unit cost structure will benefit from economies of scale as we grow and from our continuing cost management initiatives. As we manage our growth, we are actively focusing on reducing lease operating expenses, general and administrative costs and finding and development costs. In addition, our acquisition efforts are geared toward pursuing opportunities that fit well within existing operations or in areas where the Company is establishing new operations or where it believes that a base of existing production will produce an adequate foundation for economies of scale necessary to grow a business within a geography or business segment.

Governmental Regulation

The Company’s business and the oil and natural gas industry in general are heavily regulated.  The availability of a ready market for oil and gas production depends on several factors beyond the Company’s control.  These factors include regulation of oil and natural gas production, federal and state regulations governing environmental quality and pollution control, the amount of natural gas available for sale, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels.  State and federal regulations generally are intended to prevent waste of petroleum, protect rights to produce oil or natural gas between owners in a common reservoir and control contamination of the environment.  Pipelines are subject to the jurisdiction of various federal, state, and local agencies.

The Company believes that it is in substantial compliance with such statutes, rules, regulations and governmental orders, although there can be no assurance that this is or will remain the case.  Failure to comply with such laws and regulations can result in substantial penalties.  The regulatory burden on the industry increases our cost of doing business and affects our profitability.  Although we believe we are in substantial compliance with all applicable laws and regulations, such laws and regulations are frequently amended or reinterpreted so we are unable to predict the future cost or impact of complying with such laws and regulations.

The following discussion of the regulation of the United States natural gas industry is not intended to constitute a complete discussion of the various statutes, rules, regulations and environmental orders to which the Company’s operations may be subject.

Regulation of Oil and Natural Gas Exploration and Production

The Company’s oil and natural gas operations are subject to various types of regulation at the federal, state and local levels.  Prior to commencing drilling activities for a well, the Company  (or its operating subsidiaries, operating entities or operating partners) must procure permits and/or approvals for the various stages of the drilling process from the applicable federal, state and local agencies in the state in which the area to be drilled is located.  Such permits and approvals include those for the drilling of wells, and such regulation includes maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties on which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used in connection with operations.  The Company’s operations are also subject to various conservation laws and regulations.  These include the regulation of the size of drilling and spacing units or proration units and the density of wells which may be drilled and the unitization or pooling of natural gas properties.  In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely primarily or exclusively on voluntary pooling of lands and leases.  In areas where pooling is voluntary, it may be more difficult to form units, and therefore, more difficult to develop a project if the operator owns less than 100% of the leasehold.  In addition, state conservation laws may establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose certain requirements regarding the ratability of production.

The effect of these regulations may limit the amount of oil and natural gas the Company can produce from its wells and may limit the number of wells or the locations at which the Company can drill.  The regulatory burden on the oil and natural gas industry increases the Company’s costs of doing business and, consequently, affects its profitability.  Inasmuch as such laws and regulations are frequently expanded, amended and reinterpreted, the Company is unable to predict the future cost or impact of complying with such regulations.

Natural Gas Marketing, Gathering, and Transportation

Federal legislation and regulatory controls have historically affected the price of the natural gas and the manner in which production is transported and marketed.  Under the Natural Gas Act of 1938, the Federal Energy Regulatory Commission (“FERC”) regulates the interstate sale for resale of natural gas and the transportation of natural gas in interstate commerce, although facilities used in the production or gathering of natural gas in interstate commerce are generally exempted from FERC jurisdiction.  Effective January 1, 1993, the Natural Gas Wellhead Decontrol Act deregulated natural gas prices for all “first sales” of natural gas, which definition covers all sales of our own production.  In addition, as part of the broad industry restructuring initiatives described below, FERC has granted to all producers such as us a “blanket certificate of public convenience and necessity” authorizing the sale of gas for resale without further FERC approvals.  As a result, all natural gas that we produce in the future may now be sold at market prices, subject to the terms of any private contracts that may be in effect.

Natural gas sales prices nevertheless continue to be affected by intrastate and interstate gas transportation regulation, because the prices that companies such as ours receive for our production are affected by the cost of transporting the gas to the consuming market.  Through a series of comprehensive rulemakings, beginning with Order No.436 in 1985 and continuing through Order No.636 in 1992 and Order No.637 in 2000, FERC has adopted regulatory changes that have significantly altered the transportation and marketing of natural gas.  These changes were intended by FERC to foster competition by, among other things, transforming the role of interstate pipeline companies from wholesale marketers of gas to the primary role of gas transporters, and by increasing the transparency of pricing for pipeline services.  FERC has also developed rules governing the relationship of the pipelines with their marketing affiliates, and implemented standards relating to the use of electronic data exchange by the pipelines to make transportation information available on a timely basis and to enable transactions to occur on a purely electronic basis.

In light of these statutory and regulatory changes, most pipelines have divested their gas sales functions to marketing affiliates, which operate separately from the transporter and in direct competition with all other merchants, and most pipelines have also implemented the large-scale divestiture of their gas gathering facilities to affiliated or non-affiliated companies.  Interstate pipelines thus now generally provide unbundled, open and nondiscriminatory transportation and transportation-related services to producers, gas marketing companies, local distribution companies, industrial end users and other customers seeking such services.  Sellers and buyers of gas have gained direct access to the particular pipeline services they need, and are better able to conduct business with a larger number of counterparties.

Environmental Regulations

The Company’s operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.  Public interest in the protection of the environment has increased dramatically in recent years.  The trend of more expansive and stricter environmental legislation and regulations could continue.  To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes environmental protection requirements that result in increased costs to the natural gas industry in general, the business and prospects of the Company could be adversely affected.

The nature of the Company’s business operations results in the generation of wastes that may be subject to the Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes.  The U.S. Environmental Protection Agency (“EPA”) and various state agencies have limited the approved methods of disposal for certain hazardous and non-hazardous wastes.  Furthermore, certain wastes generated by the Company’s operations that are currently exempt from treatment as “hazardous wastes” may in the future be designated as “hazardous wastes,” and therefore be subject to more rigorous and costly operating and disposal requirements.

Stricter standards in environmental legislation may be imposed on the industry in the future.  For instance, legislation has been proposed in Congress from time to time that would reclassify certain exploration and production wastes as “hazardous wastes” and make the reclassified wastes subject to more stringent handling, disposal and clean-up restrictions.  If such legislation were to be enacted, it could have a significant impact on our operating costs, as well as on the industry in general.  Compliance with environmental requirements generally could have a materially adverse effect upon our capital expenditures, earnings or competitive position.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment.  These persons include the present or past owners or operators of the disposal site or sites where the release occurred and the companies that transported or arranged for the disposal of the hazardous substances at the site where the release occurred.  Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies.  It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damages allegedly caused by the release of hazardous substances or other pollutants into the environment.  Furthermore, although petroleum, including natural gas and crude oil, is exempt from CERCLA, at least two courts have ruled that certain wastes associated with the production of crude oil may be classified as “hazardous substances” under CERCLA and thus such wastes may become subject to liability and regulation under CERCLA.  State initiatives to further regulate the disposal of crude oil and natural gas wastes are also pending in certain states, and these various initiatives could have adverse impacts on our business.

In August 2005, the Energy Policy Act of 2005 was enacted (the “Energy Act”).  The Energy Act contains certain provisions that facilitate oil and gas leasing and permitting on federal lands.  The Energy Act also provides for certain incentives for oil and gas productions.

The Company’s operations may be subject to the Clean Air Act (the “CAA”) and comparable state and local requirements.  Amendments to the CAA were adopted in 1990 and contain provisions that may result in the gradual imposition of certain pollution control requirements with respect to air emissions from the operations of the Company.  The EPA and states have been developing regulations to implement these requirements.  The Company may be required to incur certain capital expenditures in the next several years for air pollution control equipment in connection with maintaining or obtaining operating permits and approvals addressing other air emission-related issues.

The Federal Water Pollution Control Act (the “FWPCA” or the “Clean Water Act”) and resulting regulations, which are implemented through a system of permits, also govern the discharge of certain contaminants into waters of the United States.  Sanctions for failure to comply strictly with the Clean Water Act are generally resolved by payment of fines and correction of any identified deficiencies.  However, regulatory agencies could require us to cease construction or operation of certain facilities that are the source of water discharges and compliance could have a materially adverse effect on our capital expenditures, earnings, or competitive position.

Our operations are subject to local, state and federal laws and regulations to control emissions from sources of air pollution.  Payment of fines and correction of any identified deficiencies generally resolve penalties for failure to comply strictly with air regulations or permits.  Regulatory agencies could also require us to cease construction or operation of certain facilities that are air emission sources.  We believe that we substantially comply with the emission standards under local, state, and federal laws and regulations.

Operating Hazards and Insurance

The Company’s exploration and production operations include a variety of operating risks, including the risk of fire, explosions, above-ground and underground blowouts, craterings, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as gas leaks, ruptures and discharges of toxic gas, the occurrence of any of which could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property, natural resources and equipment, pollution and other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations.  The Company’s pipeline, gathering and distribution operations are subject to the many hazards inherent in the natural gas industry.  These hazards include damage to wells, pipelines and other related equipment, and surrounding properties caused by hurricanes, floods, fires and other acts of God, inadvertent damage from construction equipment, leakage of natural gas and other hydrocarbons, fires and explosions and other hazards that could also result in personal injury and loss of life, pollution and suspension of operations.

Any significant problems related to its facilities could adversely affect the Company’s ability to conduct its operations.  In accordance with customary industry practice, the Company maintains insurance against some, but not all, potential risks; however, there can be no assurance that such insurance will be adequate to cover any losses or exposure for liability.  The occurrence of a significant event not fully insured against could materially adversely affect the Company’s operations and financial condition.  The Company cannot predict whether insurance will continue to be available at premium levels that justify its purchase or whether insurance will be available at all.

Our principal executive offices are located at 410 Seventeenth Street, Suite 1850.  Our main telephone number is (303) 565-4600.  We maintain a website at www.teton-energy.com.  Information contained on our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our shares as offered in this prospectus involves a high degree of risk. The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will periodically update and supersede this information. In deciding whether to purchase shares of our common stock or to exercise your warrants (if applicable), you should carefully consider the following risk factors, in addition to other information contained in this prospectus as well as any other documents incorporated by reference into this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to differences in our actual results include those discussed in this section, as well as those discussed elsewhere in this prospectus and in other documents incorporated by reference into this prospectus.

Risks Related to our Business

We have incurred significant losses. We expect future losses and we may never become profitable.

We have incurred significant losses in the past. The Company incurred net losses from continuing operations for the years ended December 31, 2005, 2004, and 2003 of $3,777,449, $5,193,281, and $4,036,164, respectively. In addition, we had an accumulated deficit of $24,499,726 at December 31, 2005. We may fail to achieve significant revenues or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

If we are unable to obtain additional funding our business operations will be harmed.

We believe that our current cash position and estimated 2006 cash from operations will not be sufficient to meet our current estimated operating and general and administrative expenses and capital expenditures through the end of fiscal year 2006 and will require still additional funding for operations in 2007. In addition, should our operating partners increase their capital expenditures beyond currently anticipated levels, we may be unable to participate in additional wells if we are unable to secure additional funding. Although we may receive approximately $50,000,000 from the sale of securities under this prospectus, there are no assurances that any such offerings will be successful, nor can the Company estimate when, if such offerings are successful, these offerings may close and capital will become available to the Company. Additionally, we do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy.

Our business depends on the level of activity in the oil and gas industry, which is significantly affected by volatile energy prices.

Our business depends on the level of activity in oil and gas exploration, development and production in markets worldwide. Oil and gas prices, market expectations of potential changes in these prices and a variety of political and economic and weather related factors significantly affect this level of activity. Oil and gas prices are extremely volatile and are affected by numerous factors, including:

•                  worldwide demand for oil and gas;

•                  the ability of the Organization of Petroleum Exporting Countries, commonly called “OPEC,” to set and maintain production levels and pricing;

•                  the level of production in non-OPEC countries;

•                  the policies of the various governments regarding exploration and development of their oil and gas reserves;

•                  local weather;

•                  fluctuating pipeline takeaway capacity;

•                  advances in exploration and development technology;

•                  the political environment surrounding the production of oil and gas;

•                  level of consumer product demand; and

•                  the price and availability of alternative fuels.

Our business involves numerous operating hazards.

Our operations are subject to certain hazards inherent in drilling for oil or natural gas, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings, or fires. The occurrence of these events could result in the suspension of drilling operations, weather, equipment shortages, damage to or destruction of the equipment involved and injury or death to rig personnel. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to damage claims by other oil and gas companies.

Although we and/or our operating partners maintain insurance in the areas in which we operate, pollution and environmental risks generally are not fully insurable. Our insurance policies and contractual rights to indemnity may not adequately cover our losses, and we do not have insurance coverage or rights to indemnity for all risks. If a significant accident or other event occurs and is not fully covered by insurance or contractual indemnity, it could adversely affect our financial position and results of operations.

All of our current producing properties are located in the Rocky Mountains, making us vulnerable to risks associated with operating in one major geographic area.

Our current operations are focused on the Rocky Mountain region, which means our producing properties are geographically concentrated in that area.  As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by significant governmental regulation, transportation capacity constraints, curtailment of production or interruption of transportation of natural gas produced from the wells in these basins.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to succeed.

The oil and natural gas industry is intensely competitive, and we compete with other companies that are significantly larger and have greater resources.  Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis.  These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.  In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices.  Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position.  Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties.

Generally accepted accounting principles require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have material adverse effect on our results of operations in the periods taken.

Governmental laws and regulations may add to our costs or limit our drilling activity.

Our operations are affected from time to time in varying degrees by governmental laws and regulations. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or may significantly limit drilling activity.  Failure to comply with these laws and regulations may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties, including assessment of natural resource damage.

There are risks associated with forward-looking statements made by us and actual results may differ.

Some of the information in this Form S-4 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

• discuss our future expectations;

• contain projections of our future results of operations or of our financial condition; and

• state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict and/or over which we have no control. The risk factors listed in this section, other risk factors about which we may not be aware, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition (See Cautionary Note Regarding Forward-Looking Statements on page 10).

Risks Relating To Our Common Stock

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities.  The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition.  In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur.  Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•                  actual or anticipated quarterly variations in our operating results;

•                  changes in expectations as to our future financial performance or changes in financial estimates, if any, of public market analysts;

•                announcements relating to our business or the business of our competitors;

•                  conditions generally affecting the oil and natural gas industry;

•                  the success of our operating strategy; and

•                  the operating and stock price performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our common stock.  If the market price of our common stock declines significantly, you may be unable to resell your shares of common stock at or above the public offering price.  We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the public offering or other offering price, in the future.  In addition, the stock markets in general can experience considerable price and volume fluctuations.

Future sales of our common stock may cause stock price to decline.

Sales of substantial amounts of our common stock in the public market, including the shares offered hereby and by certain selling securityholders pursuant to an effective registration statement declared effective on November 10, 2005 (the “Effective Registration Statement”), or the perception that these sales may occur, could cause the market price of our common stock to decline.  In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common or preferred stock.

Our Insiders beneficially own a significant portion of our stock.

As of March 1, 2006, our executive officers, directors and affiliated persons beneficially own approximately 17.73% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

•                  elect or defeat the election of our directors;

•                  amend or prevent amendment of our articles of incorporation or bylaws;

•                  effect or prevent a merger, sale of assets or other corporate transaction; and

•                  affect the outcome of any other matter submitted to the stockholders for vote.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of such sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Existing stockholders may experience significant dilution from the sale of our common stock pursuant to this prospectus and pursuant to the Effective Registration Statement

The sale of our common stock pursuant to this prospectus and pursuant to the Effective Registration Statement may have a dilutive impact on our shareholders.  As a result, any future net income per share could decrease in future periods and the market price of our common stock could decline. If our stock price decreases, then our existing shareholders would experience greater dilution.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

We do not expect to pay dividends in the foreseeable future. As a result, holders of our common stock must rely on stock appreciation for any return on their investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•                  business strategy;

•                  identified drilling locations;

•                  exploration and development drilling prospects, inventories, projects and programs;

•                  natural gas and oil reserves;

•                  ability to obtain permits and governmental approvals;

•                  technology;

•                  financial strategy;

•                  realized oil and natural gas prices;

•                  productions;

•                  lease operating expenses, general and administrative costs and funding and development costs;

•                  future operating results; and

•                  plans, objectives, expectations and intentions.

All of these types of statements, other than statements of historical fact included in this prospectus, are forward-looking statements.  These forward-looking statements may be found in the “Prospectus Summary”, “Risk Factors”,  “Business”, and other sections of the prospectus.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “pursue”, “target”, “seek”, “objective”, or “continue”, the negative of such terms or other comparable terminology.

The forward-looking statements contained in this prospectus are based largely on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate.  All readers are cautioned that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the many factors including those listed in the “Risk Factors” section and elsewhere in this prospectus.  All forward-looking statements speak only as of the date of this prospectus.  We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

This prospectus relates to securities that may be offered and issued by us from time to time in connection with the acquisition of various assets, businesses or securities. Other than the assets, businesses, or securities acquired, there usually will be no proceeds to us from these offerings. When this prospectus is used by a selling security holder in a public reoffering or resale of securities acquired pursuant to this prospectus, we will usually not receive any proceeds from such sale by the selling security holder. We may receive proceeds pursuant to the exercise of warrants we may issue under this prospectus. Any proceeds received by us from the offering of securities pursuant to this prospectus or upon any resale of securities acquired pursuant to this prospectus will be used for general corporate purposes.

DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, $.001 par value per share and 25,000,000 shares of preferred stock, $.001 par value per share. The following description of our common stock, preferred stock, and certain rights associated with our common stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and our bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the Commission for a series of preferred stock we may designate, if any.

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Description of Common Stock

As of March 1, 2006, there were 11,666,079 shares of common stock issued and outstanding.

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences to which holders of any outstanding preferred stock may be entitled, holders of common stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by our board of directors out of funds legally available for the payment of dividends. In the event of liquidation, dissolution or winding up of us, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

The transfer agent and registrar for our common stock is Computershare, Inc., whose address is 2 North LaSalle Street, 2nd Floor, Chicago, IL 60602, and whose phone number is 312-588-4992.

Description of Preferred Stock

The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

As of March 1, 2006, there were 0 shares of our Series A or Series B convertible preferred stock issued and outstanding. Pursuant to our certificate of incorporation, our board of directors has the authority without further action by our stockholders to issue up to 25 million shares of preferred stock. Our board of directors has the authority to issue such preferred stock in one or more series and to fix the number of shares of any series of preferred stock and to determine the designation of any such series. The board of directors is also authorized to determine and alter the powers, rights, preferences and privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock. In addition, within the limitations or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, the board of directors has the authority to increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the market price of, and the voting and other rights of, the holders of our common stock.

Our board of directors has designated 200,000 shares of our preferred stock as Series C Junior Participating Preferred Stock in connection with the adoption of our stockholder rights plan, as described in “Anti-Takeover Effects of Certificate, Shareholder Rights Plan, and Delaware Law” below. Each holder of Series C preferred shares will be entitled to a minimum preferential quarterly dividend payment equal to the greater of (a) $75.00 or (b) 100 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of the Series C preferred shares will be entitled to a minimum preferential liquidation payment of $100.00 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of (a) $2,200.00 per share, plus accrued dividends to the date of distribution whether or not earned or declared, plus a redemption premium of $1,200.00 per share of Preferred Stock or (b) an amount per share equal to 100 times the aggregate payment to be distributed per share of Common Stock.   In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other securities, cash and/or other property, each share of Preferred Stock will be entitled to receive the greater of (a) 100 times the amount and type of consideration received per share of Common Stock or (b) $3,400.00 per share of Preferred Stock Each Series C preferred share will have 100 votes, voting together with shares of our common stock. As of the date of this prospectus, no shares of our Series C Junior Participating Preferred Stock were outstanding.  See Anti-Takeover Effects of Certificate, Shareholder Rights Plan, and Delaware Law” below for additional detail.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•                  the number of shares in the series of preferred stock;

•                  the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

•                  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•                  the voting rights of that series of preferred stock, if any;

•                  any conversion provisions applicable to that series of preferred stock;

•                  any redemption or sinking fund provisions applicable to that series of preferred stock;

•                  the liquidation preference per share of that series of preferred stock; and

•                  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Warrants Outstanding

As of March 1, 2006, warrants to purchase 1,392,002 shares of common stock were outstanding. These warrants have a weighted average exercise price of $3.67 per share and expire between March 2006 and December 2012.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation, Shareholder Rights Plan, and Delaware Law

General. Our certificate of incorporation, our status as a corporation incorporated under Delaware law, and our shareholder rights plan contain provisions that are designed in part to make it more difficult and time-consuming for a person to obtain control of our Company. The provisions of our certificate of incorporation, certain sections of Delaware law, and shareholder rights plan reduce the vulnerability of our Company to an unsolicited takeover proposal. These provisions may also have an adverse effect on the ability of stockholders to influence the governance of our Company.

In addition, because we have a significant amount of authorized but unissued common stock and preferred stock, our board of directors may make it more difficult or may discourage an attempt to obtain control of our Company by issuing additional stock in our Company.

Shareholder Rights Plan. Our board implemented a shareholder rights plan on June 2, 2005, a copy of which has been filed with the SEC, and declared a dividend of one right (“Right”) for each outstanding share of our common stock to stockholders of record on June 14, 2005. One Right will also attach to each share issued after June 14, 2005. The Rights will only become exercisable, and transferable apart from our common stock, upon the earlier of: the first date of public announcement by the Company or by a person or group (“Acquiring Person”) of such person’s acquisition of 15% or more of the outstanding Common Stock without the prior approval of the Company’s Board of Directors, or the tenth business day (subject to extension by the Board) following the commencement of, or public announcement of an intention to commence, a tender or exchange offer which would result in the beneficial ownership of 15% or more of the outstanding Common Stock (the earlier of such dates being called the “Distribution Date”).

The discussion that follows sets forth the operation of the Rights.

Until the Distribution Date, the Rights will be evidenced by the certificates for the Common Stock and will be transferable only in connection with a transfer of the Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Company’s Common Stock as of the close of business on the Distribution Date. The Right Certificates alone will evidence the Rights from and after the Distribution Date.

The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable (except as provided below) and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such other series). Each share of Preferred Stock will have a preferential cumulative quarterly dividend in an amount equal to the greater of (a) $75.00 or (b) 100 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of (a) $2,200.00 per share, plus accrued dividends to the date of distribution whether or not earned or declared, plus a redemption premium of $1,200.00 per share of Preferred Stock or (b) an amount per share equal to 100 times the aggregate payment to be distributed per share of Common Stock.

Each share of Preferred Stock will entitle the holder to 100 votes on all matters submitted to a vote of the shareholders. The holders of Preferred Stock will generally vote together as one class with the holders of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other securities, cash and/or other property, each share of Preferred Stock will be entitled to 100 times the amount and type of consideration received per share of Common Stock.

Unless an Acquiring Person, within the time period specified (a) publicly announces its withdrawal of its tender or exchange offer, or withdrawal of its intention to commence such tender or exchange offer; and (b) divests a sufficient number of shares of the outstanding Common Stock so that such Acquiring Person would no longer own 15% or more of the outstanding Common Stock, the Company must redeem the Preferred Stock within 364 days thereafter at a redemption price of $2,200.00 per share, plus accrued dividends to the date of redemption, plus a redemption premium of $1,200.00 per share of Preferred Stock. However, if the Acquiring Person, prior to such 364th day either (x) concludes a definitive agreement with the Board of Directors of the Company pursuant to a stock or cash tender or exchange offer for all outstanding Common Stock at a price and on terms approved by a majority of the outside Board members (who are continuing Board members) or (y) (i) publicly announces its withdrawal of its tender or exchange offer, or withdrawal of its intention to commence such tender or exchange offer; and (ii) divests a sufficient number of shares of the outstanding Common Stock so that such person would no longer own securities of the Company representing 15% or more of the outstanding Common Stock, then the Board has the option to retire any amount so outstanding and due for $.001 per Preferred Share.

In the event:

(i)                any person becomes an Acquiring Person or

(ii)             any Acquiring Person or any of its Affiliates or Associates, directly or indirectly:

(1)    consolidates with or merges into the Company or any of its subsidiaries or otherwise combines with the Company or any of its subsidiaries in a transaction in which the Company or such subsidiary is the continuing or surviving corporation of such merger or combination and the Common Stock of the Company remains outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of any other person or of the Company or cash or any other property,

(2)    transfers any assets to the Company or any of its subsidiaries in exchange for capital stock of the Company or any of its subsidiaries or for securities exercisable for or convertible into capital stock of the Company or any of its subsidiaries or otherwise obtains from the Company or any of its subsidiaries any capital stock of the Company or any of its subsidiaries or securities exercisable for or convertible into capital stock of the Company or any of its subsidiaries (other than as part of a pro rata offer or distribution to all holders of such stock),

(3)    sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes to, from or with the Company or any of its subsidiaries, assets on terms and conditions less favorable to the Company or such subsidiary than the Company or such subsidiary would be able to obtain in arm’s-length negotiation with an unaffiliated third party,

(4)    receives any compensation from the Company or any of its subsidiaries for services other than compensation for employment or fees for serving as a director at rates in accordance with the Company’s (or its subsidiary’s) past practice,

(5)             receives the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credit or advantage, or

(6)             engages in any transaction with the Company (or any of its subsidiaries) involving the sale, license, transfer or grant of any right in, or disclosure of, any patents, copyrights, trade secrets, trademarks or know-how or other intellectual property rights which the Company (including its subsidiaries) owns or has the right to use on terms and conditions not approved by the Board of Directors of the Company, or

(iii)  while there is an Acquiring Person, there shall occur any reclassification of securities, any recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction or transactions involving the Company or any of its subsidiaries which have the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries owned or controlled by the Acquiring Person (such events are collectively referred to herein as the “Flip-In Events”), then, and in each such case, each holder of a Right, other than the Acquiring Person, will have the right to receive, upon payment of the then current purchase price (the “Purchase Price”), in lieu of one one-hundredth of a share of Preferred Stock per outstanding Right, that number of shares of Common Stock having a market value at the time of the transaction equal to the Purchase Price (as adjusted to the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event) divided by one-half the average of the daily closing prices per share of the Common Stock for the thirty consecutive trading days (“Current Market Price”) on the date of such Flip-In Event. Notwithstanding the foregoing, Rights held by the Acquiring Person or certain related persons or certain transferees will be null and void and no longer be transferable.

The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the Current Market Price of a share of Common Stock. If there are insufficient shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing paragraph, the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party:

(A)  determine the excess (such excess, the “Spread”) of

(1)   the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with this paragraph (the “Current Value”) over

(2)   the Purchase Price, and

(B)   with respect to each Right, make adequate provision to substitute for the shares of Common Stock issuable in accordance with this paragraph upon exercise of the Right and payment of the Purchase Price.

Unless the Rights are earlier redeemed, if following the first occurrence of a Flip-In Event, (a) the Company were to be acquired in a merger or other business combination in which any shares of the Company’s Common Stock are exchanged or converted for other securities or assets (other than a merger or other business combination in which the voting power represented by the Company’s securities outstanding immediately prior thereto continues to represent all of the voting power represented by the securities of the Company thereafter and the holders of such securities have not changed as a result of such transaction), or (b) 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions (such transactions are collectively referred to herein as the “Flip-Over Events”), proper provision must be made so that each holder of a Right (other than an Acquiring Person, or related persons) will from and after such date have the right to receive, upon payment of the then current Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to the Purchase Price divided by one-half the Current Market Price of such common stock.

At any time until the occurrence of a Flip-In Event, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price without any interest thereon.

The Rights will expire upon the earlier of (i) June 2, 2008, unless otherwise extended by the Company’s shareholders or (ii) redemption or exchange by the Company. Pursuant to the shareholder rights plan, all shares of our Series C Preferred Stock are reserved for issuance upon exercise of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire us without the approval of our board of directors. Although the shareholder rights plan is not intended to prevent acquisitions through negotiations with our board of directors, the existence of the shareholder rights plan may nevertheless discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in our equity securities or seeking to obtain control of the Company. To the extent any potential acquirers are deterred by our shareholder rights plan, the plan may have the effect of preserving incumbent directors and management in office or preventing acquisitions of the Company. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our stockholders.

Because our board of directors can redeem the Rights or approve certain offers, the Rights should not interfere with any merger or other business combination approved by our board of directors.

Additional descriptions of the rights plan may be found in either the Form 8-A12G filed with the SEC on June 8, 2005, or the
Form 8-K filed with the SEC on June 8, 2005, which filings are incorporated herein by reference. The description and terms of the Rights are set forth in a rights plan between the Company and Computershare Investor Services, LLC., as Rights Agent, which agreement is on file with the SEC and incorporated herein by reference.

Delaware law. We are subject to Section 203 of the Delaware General Corporation Law, (“DGCL”), an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•                  the owner of 15% or more of the outstanding voting stock of the corporation;

•                  an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; and

•                  an affiliate or associate of the persons defined as an interested shareholder.

However, the above provisions of Section 203 do not apply if:

•                  the board of directors approves the transaction that made the stockholder an interested stockholder prior to the date of that transaction;

•                  after completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•                  on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board; however, this statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK WE MAY OFFER

The following statements with respect to the common stock warrants are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by us and a stock warrant agent to be selected at the time of issue of either or both of the common stock. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Common Stock Warrant Agreement to be filed in an amendment to the registration statement which includes this prospectus or filed in a current report on Form 8-K and incorporated by reference in the registration statement which includes this prospectus.

General

The common stock warrants, evidenced by stock warrant certificates, may be issued under a stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including:

•                  the offering price, if any;

•                  the designation and terms of the common stock purchasable upon exercise of the stock warrants;

•                  if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•                  the number of shares of common stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

•                  the date on which the right to exercise the stock warrants will commence and expire;

•                  a discussion of certain United States federal income tax considerations;

•                  the call provisions, if any;

•                  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•                  any antidilution provisions of the stock warrants; and

•                  any other terms of the stock warrants.

The shares of common stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

Stock warrants may be exercised by surrendering the stock warrant certificate to the stock warrant agent with the form of election to purchase on the reverse side of the stock warrant certificate properly completed and signed and by payment in full of the exercise price, as set forth in the applicable prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange. Upon receipt of the certificates, the stock warrant agent will requisition from the transfer agent for the common stock for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent will deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

SELLING SHAREHOLDERS

The selling shareholders listed in any amendment to the registration statement of which this prospectus is a part, or supplement to this prospectus, and any transferees or successors-in-interest to those persons, may from time to time offer and sell, pursuant to this prospectus, some or all of the common shares or warrants, or common shares issued on exercise of warrants, covered by this prospectus. We will not receive any cash proceeds from the sale of securities under this prospectus.

Resales by selling shareholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the selling shareholder’s agent in the sale of the shares by such selling shareholder, or the securities firm may purchase shares from such selling shareholder as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commissions or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of securities may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on the American Stock Exchange by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by such firm may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with resales of the securities sold hereunder, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of the selling shareholder, the participating securities firm, if any, the number of shares involved, any material relationship the selling shareholder may have with us or our affiliates, and other details of such resale to the extent appropriate. Information concerning the selling shareholders will be obtained from the selling shareholders.

Shareholders may also offer common shares issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 145(d) under that Act, and shareholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

PLAN OF DISTRIBUTION

The common stock and warrants covered by this prospectus are available for use in connection with acquisitions by us of other businesses, assets or securities. The consideration offered by us in such acquisitions, in addition to any securities offered by this prospectus, may include cash, certain assets and/or assumption by us of liabilities of the businesses, assets or securities being acquired. The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or controlling persons of the businesses, assets or securities to be acquired  Factors taken into account in acquisitions may include, among other factors, the quality and reputation of the businesses to be acquired and its management, the strategic market position of the businesses to be acquired, its assets, earning power, cash flow and growth potential, and the market value of its securities, including common stock, when pertinent.

The value of our securities issued in any such acquisition will be offered at prices based upon or reasonably related to the current market value of the securities. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the securities or during some other negotiated period.

We may offer and issue shares of our common stock and warrants to purchase shares of common stock from time to time in connection with direct and indirect acquisitions of other businesses, properties or assets. We will not receive any cash proceeds from these offerings. We will furnish this prospectus to the security holders or owners of the businesses, properties or assets we are acquiring in exchange for the shares and warrants we offer by this prospectus.

We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act. Except in the case of certain expenses incurred by selling shareholders selling hereunder, we will pay all expenses of the offering of shares and warrants by this prospectus.

We may permit individuals or entities who have received or will receive our common shares in connection with the acquisitions described above, or their transferees or successors-in-interest, to use this prospectus to cover their resale of such shares. We will furnish this prospectus to the security holders or owners of the businesses, properties or assets we are acquiring in exchange for the shares and warrants we offer by this prospectus.

LEGAL MATTERS

Gersten Savage LLP, New York, New York, will pass upon the validity of the shares of common stock and warrants for us in connection with this offering.  Gersten Savage owns 56,250 shares of the Company’s common stock and a member of the firm owns approximately 57,250 shares.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K as of and for the year ended December 31, 2005 have been so incorporated in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

Information incorporated by reference in this prospectus regarding our estimated quantities of natural gas and oil reserves were independently determined by Netherland, Sewell & Associates, Inc., independent petroleum engineers, based on operating information provided by us and are incorporated herein upon the authority of such firm as experts in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                                    Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC Registration Fee	$5,350
Legal fees and expenses	$20,000
Accounting fees and expenses	$3,000
Printing and miscellaneous expenses	$15,000
Total	$43,350

Item 15.                                                    Indemnification of Directors and Officers.

The Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of the stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Board of Directors of the Company may also authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is therefore unenforceable.

INDEMNIFICATION AGREEMENTS

The Company may enter into indemnification agreements with its directors and officers for the indemnification of and advancing of expenses to such persons to the fullest extent permitted by law.

Item 16.                                                    Exhibits.

(a) Exhibits.

Exhibit No.	Description

5.1	Opinion of Gersten Savage LLP*
23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent Registered Public Accountants *
23.2	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers*
23.3	Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1).

*   Filed herewith

Item 17.                                                    Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(8)  That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, state of Colorado, on March 15, 2006.

TETON ENERGY CORPORATION

By:	/s/ Karl F. Arleth
Karl F. Arleth
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karl F. Arleth, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Woodcock	Chairman and Director	March 15, 2006
James J. Woodcock

/s/ Karl F. Arleth	President, CEO and Director	March 15, 2006
Karl F. Arleth	(principal executive officer)

/s/ William K. White	Director	March 15, 2006
William K. White

/s/ Thomas F. Conroy	Director	March 15, 2006
Thomas F. Conroy

/s/ John Connor	Director	March 15, 2006
John Connor

/s/ Patrick A. Quinn	Chief Financial Officer	March 15, 2006
Patrick A. Quinn	(principal financial officer)

EXHIBIT INDEX

No.	Description

5.1	Opinion of Gersten Savage LLP*
23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent Registered Public Accountants*
23.2	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers*
23.3	Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1).

*  Filed herewith